Draft 9/6/96






                                  $150,000,000
                                  ------------

                           IRON MOUNTAIN INCORPORATED

                     ___% SENIOR SUBORDINATED NOTES DUE 2006

                             UNDERWRITING AGREEMENT
                             ----------------------


                                                              September __, 1996




DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
PRUDENTIAL SECURITIES INCORPORATED
c/o Donaldson, Lufkin & Jenrette
    Securities Corporation
277 Park Avenue
New York, New York  10172


Dear Sirs:

                  Iron Mountain Incorporated, a Delaware corporation (the "Company"), proposes to issue and sell $150,000,000 principal amount of its ___% Senior Subordinated Notes due 2006 (each a "Security" and collectively, the "Securities") to the several underwriters named in Schedule I hereto (the "Underwriters"). The Securities are to be issued pursuant to the provisions of an Indenture to be dated as of September __, 1996 (the "Indenture") between the Company and First Bank National Association, as Trustee (the "Trustee"). The Securities will be guaranteed as set forth in the Indenture by substantially all of the Company's present and future "Restricted Subsidiaries" (as defined in the Indenture) (each such guarantee being referred to herein as a "Guarantee" and collectively as the "Guarantees" and each such guarantor being referred to herein as a "Guarantor" and collectively as the "Guarantors").

                  1. Registration Statement and Prospectus. The Company has filed with the Securities and Exchange Commission

(the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively called the "Securities Act"), a registration statement on Form S-1 including a prospectus relating to the Securities, which may be amended. Any preliminary prospectus that is contained in such registration statement (or any amendment thereto) prior to the time that it is declared effective by the Commission or that is filed with the Commission pursuant to Rule 424(a) of the Securities Act is hereinafter referred to as the Preliminary Prospectus; the registration statement as amended at the time when it becomes effective, including a registration statement (if any) filed pursuant to Rule 462(b) under the Securities Act increasing the size of the offering registered under the Securities Act and information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A under the Securities Act, is hereinafter referred to as the Registration Statement; and the prospectus in the form first used to confirm sales of Securities is hereinafter referred to as the Prospectus.

                  2. Agreements to Sell and Purchase. On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Company agrees to issue and sell, and each Underwriter agrees, severally and not jointly, to purchase from the Company the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto, at ____% of the principal amount thereof (the "Purchase Price") plus accrued interest thereon, if any, from __________ __, 1996 to the date of payment and delivery.

                  3. Terms of Public Offering. The Company is advised by you that the Underwriters propose (i) to make a public offering of their respective portions of the Securities as soon after the effective date of the Registration Statement as in your judgment is advisable and (ii) initially to offer the Securities upon the terms set forth in the Prospectus.

                  4. Delivery and Payment. (a) Delivery to the Underwriters of and payment for the Securities and the related Guarantees shall be made as described below at 10:00 A.M., New York City time, on September __, 1996 (the "Closing Date") (being the third or fourth business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), following the date of the initial public offering). The Closing Date and the location of delivery of and the form of payment for the Securities and the related Guarantees may be varied by agreement between you and the Company.

                  (b) The Securities and the related Guarantees to be purchased by each Underwriter hereunder will be represented by one or more definitive global notes in book-entry form which will be deposited by or on behalf of the Company with The Depository




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



Trust Company ("DTC") or its designated custodian. On the Closing Date, the Company will deliver the Securities and the related Guarantees to Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), for the account of each Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by certified or official bank check or checks, payable to the order of the Company in federal (same day) funds, or by a wire transfer of federal (same day) funds to the account specified by the Company, by causing DTC to credit the Securities and the related Guarantees to the account of DLJ at DTC. Such notes shall be made available to DLJ for inspection not later than 9:30 A.M., New York City time, on the business day next preceding the Closing Date. Notes in definitive form evidencing the Securities shall be delivered with any transfer taxes thereon duly paid by the Company.

                  (c) The documents to be delivered on the Closing Date by or on behalf of the parties hereto pursuant to Section 8 hereof, including any additional documents requested by the Underwriters pursuant to Section 8 hereof, will be delivered at the offices of Jones, Day, Reavis & Pogue, 599 Lexington Avenue, New York, New York 10022. A meeting will be held at such offices at 2:00 p.m., New York City time, on the business day next preceding the Closing Date, at which meeting the final drafts of documents to be delivered pursuant to the preceding sentence will be available for review by or on behalf of the parties hereto. For the purposes of this Section 4, "business day" means each day other than Saturday or Sunday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

                  5. Agreements of the Company. The Company agrees with you:

                  (a) To timely file with the Commission a prospectus in the form most recently included in an amendment to the registration statement relating to the Securities and the related Guarantees with such changes and additions as are required or permitted under Rule 430A or Rule 424(b) under the Securities Act and have been provided in advance to and approved by DLJ on behalf of the Underwriters.

                  (b) To advise you promptly and, if requested by you, to confirm such advice in writing, (i) when any post-effective amendment to the Registration Statement has become effective, (ii) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for such purposes, and (iv) of the happening of any event during the period referred to in paragraph (e)




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



         below which makes any statement of a material fact made in the Registration Statement or the Prospectus untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal or lifting of such order at the earliest possible time.

                  (c) To furnish to you, without charge, four signed copies of the Registration Statement as first filed with the Commission and of each amendment to it, including all exhibits, and to furnish to you and each Underwriter designated by you such number of conformed copies of the Registration Statement as so filed and of each amendment to it, without exhibits, as you may reasonably request.

                  (d) Not to file any amendment or supplement to the Registration Statement, whether before or after the time when it becomes effective, or to make any amendment or supplement to the Prospectus of which you shall not previously have been advised or to which you shall reasonably object; and to prepare and file with the Commission, promptly upon your reasonable request, any amendment to the Registration Statement or amendment or supplement to the Prospectus which may be necessary or advisable in connection with the distribution of the Securities and the related Guarantees by you, and to use its best efforts to cause the same to become promptly effective.

                  (e) Promptly after the Registration Statement becomes effective, and from time to time thereafter for such period as in the opinion of counsel for the Underwriters a prospectus is required by law to be delivered in connection with sales by an Underwriter or a dealer, to furnish to each Underwriter and dealer as many copies of the Prospectus (and of any amendment or supplement to the Prospectus) as such Underwriter or dealer may reasonably request.

                  (f) If during the period specified in paragraph (e) any event shall occur as a result of which, in the opinion of counsel for the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with the Securities Act, the Exchange Act, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and any state and securities or Blue Sky laws, forthwith to prepare and file with the Commission an appropriate amendment or supplement to the Prospectus so that the statements in the Prospectus, as so amended or supplemented, will not in the light of the circumstances




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



         when it is so delivered, be misleading, or so that the Prospectus will comply with law, and to furnish to each Underwriter and to such dealers as you shall specify, such number of copies thereof as such Underwriter or dealers may reasonably request.

                  (g) Prior to any public offering of the Securities, to cooperate with you and counsel for the Underwriters in connection with the registration or qualification of the Securities for offer and sale by the several Underwriters and by dealers under the state securities or Blue Sky laws of such jurisdictions as you may request, to continue such qualification in effect so long as required for distribution of the Securities and the related Guarantees and to file such consents to service of process or other documents as may be necessary in order to effect such registration or qualification provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or execute a general consent to service of process.

                  (h) To make generally available to its security holders as soon as reasonably practicable an earnings statement covering a period of at least twelve months beginning after the effective date of the Registration Statement (but in no event commencing later than 90 days after such date) which shall satisfy the provisions of Section 11(a) of the Securities Act, and to advise you in writing when such statement has been so made available.

                  (i) Whether or not required by the rules and regulations of the Commission, so long as any Securities are outstanding and so long as the Indenture so requires, (i) unless such obligation is waived in writing by the holders of its Securities, to furnish to such holders
         (A) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's certified independent accountants, and (B) all financial information that would be required to be included in a Form 8-K filed with the Commission if the Company were required to file such reports, and (ii) to file a copy of all such information and reports with the Commission for public availability (unless the Commission will not accept such a filing) and to make such information available to investors who request it in writing.

                  (j) During the period referred to in paragraph (i), to furnish to you as soon as available a copy of each report or other publicly available information of the Company mailed to the security holders of the Company or filed with the




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



         Commission and such other publicly available information concerning the Company and its subsidiaries as you may reasonably request.

                  (k) To pay, or cause to be paid, all costs, expenses, fees and taxes incident to (i) the preparation, printing, filing and distribution under the Securities Act of the Registration Statement (including financial statements and exhibits), each Preliminary Prospectus and all amendments and supplements to any of them prior to or during the period specified in paragraph (e), (ii) the printing and delivery of the Prospectus and all amendments or supplements thereto during the period specified in paragraph (e), (iii) the printing and delivery of this Agreement, the Preliminary and Supplemental Blue Sky Memoranda and all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the offering of the Securities and the related Guarantees (including in each case any disbursements of counsel for the Underwriters relating to such printing and delivery), (iv) the registration or qualification of the Securities and the related Guarantees for offer and sale under the securities or Blue Sky laws of the several states (including in each case the fees and disbursements of counsel for the Underwriters relating to such registration or qualification and memoranda relating thereto), (v) the filing fees of the National Association of Securities Dealers, Inc. in connection with the offering, (vi) if applicable, the listing of the Securities and the related Guarantees on any securities exchange including the National Association of Securities Dealers Automated Quotation system ("Nasdaq") National Market System and (vii) furnishing to the Underwriters such copies of the Registration Statement, the Prospectus and all amendments and supplements thereto as may be requested for use in connection with the offering or sale of the Securities and the related Guarantees by the Underwriters or by dealers to whom Securities and related Guarantees may be sold.

                  (l) During the period beginning on the date hereof and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of the Company or any Guarantor or warrants to purchase debt securities of the Company or any Guarantor substantially similar to the Securities or the Guarantees (other than (i) the Securities, (ii) the Guarantees and
         (iii) commercial paper issued in the ordinary course of business), without your prior written consent.

                  (m) To use its best efforts to do and perform, or cause to be done or performed, all things required or necessary to be done and performed under this Agreement by the Company and the Guarantors prior to the Closing Date and to satisfy all conditions precedent to the delivery of the Securities.




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                  (n) To cause each subsidiary of the Company which becomes a
         "Restricted Subsidiary" (other than an "Excluded Restricted Subsidiary")(each as defined in the Indenture) after the date hereof, in writing and in form and substance satisfactory to counsel to the Underwriters, to join as a party to this Agreement, but only for the purpose of providing the same indemnification to the Underwriters as the Company and its subsidiaries party hereto are providing under
         Section 7 of this Agreement.

                  6. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter that:

                  (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission.

                  (b) (i) The Registration Statement when it became effective did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Registration Statement and the Prospectus comply and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act and (iii) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this paragraph (b) do not apply to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein.

                  (c) Each Preliminary Prospectus, each post-effective amendment to the Registration Statement, if any, and each Registration Statement filed pursuant to Rule 462(b) under the Securities Act, if any, complied, and, if applicable, will comply when so filed in all material respects with the Securities Act; and did not, and, if applicable, will not contain an untrue statement of a material fact or did not omit, and, if applicable, will not omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                  (d) The Company and each of its subsidiaries has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing




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         under the laws of its jurisdiction of incorporation or formation and has the corporate power and authority to carry on its business as it is currently being conducted and to own, lease and operate its properties, and each is duly qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole.

                  (e) All of the outstanding shares of capital stock of, or other ownership interests in, each of the Company's subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable, and are owned directly or indirectly by the Company, free and clear of any security interest, claim, lien, encumbrance or adverse interest of any nature, except for the security interests granted under the Credit Agreement between The Chase Manhattan Bank, N.A., as Agent, as amended as of ________ __, 19__ .

                  (f) The Securities have been duly authorized by the Company for issuance and sale pursuant to this Agreement, each Guarantee has been duly authorized by the Guarantor to which it relates and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to the Underwriters against payment therefor as provided by this Agreement, the Securities and the Guarantees will be entitled to the benefits of the Indenture, and will be valid and binding obligations of the Company and the Guarantors, respectively, enforceable in accordance with their terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (g) This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and the Guarantors enforceable in accordance with its terms except as (i) rights to indemnity and contribution hereunder may be limited by applicable law, (ii) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (iii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.





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                  (h) The Indenture has been duly qualified under the Trust
         Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantors party thereto and is a valid and binding agreement of the Company and the Guarantors party thereto, enforceable in accordance with its terms except as (i) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (ii) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability.

                  (i) The Securities and the Guarantees conform as to legal matters to the description thereof contained in the Prospectus.

                  (j) Neither the Company nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents or in default (and no condition exists which, with notice or lapse of time or both, would constitute a default) in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound.

                  (k) The execution, delivery and performance of this Agreement, the Indenture, the Securities and the Guarantees and compliance by the Company and the Guarantors with all the provisions hereof and thereof, as the case may be, and the consummation of the transactions contemplated hereby and thereby will not require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states and except as have been obtained under the Securities Act and the Trust Indenture Act), and will not conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument to which it or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective property is bound, or violate or conflict with any laws, administrative regulations or rulings or court decrees applicable to the Company, any of its subsidiaries or their respective property.





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



                  (l) Except as otherwise set forth in the Prospectus (or, if the Prospectus is not yet in existence, the most recent Preliminary Prospectus), there are no material legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject, and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated. No contract or document of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement is not so described or filed as required.

                  (m) Neither the Company nor any of its subsidiaries is currently in violation of any foreign, federal, state or local law or regulation relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), nor any federal or state law relating to discrimination in the hiring, promotion or pay of employees nor any applicable federal or state wages and hours laws, nor any provisions of the Employee Retirement Income Security Act or the rules and regulations promulgated thereunder, which in each case might result in any material adverse change in the business prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole.

                  (n) The Company and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business; the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof which might result in any material adverse change in the business prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole; and, except as described in the Prospectus (or, if the Prospectus is not yet in existence, the most recent Preliminary Prospectus), such permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted.

                  (o) In the ordinary course of its business, when the Company or any of its subsidiaries acquires a parcel of real property, the Company conducts a review of the effect of Environmental Laws on the business, operations and properties of the Company and its subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole.

                  (p) Except as otherwise set forth in the Prospectus (or, if the Prospectus is not yet in existence, the most recent Preliminary Prospectus) or such as are not material to the business, prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, the Company and each of its subsidiaries has good and marketable title, free and clear of all liens, claims, encumbrances and restrictions except liens for taxes not yet due and payable, to all property and assets described in the Registration Statement as being owned by it. All leases to which the Company or any of its subsidiaries is a party are valid and binding and no default by the Company or any of its subsidiaries, or to the knowledge of the Company or any of its subsidiaries, by any other party, has occurred or is continuing thereunder, which might result in any material adverse change in the business prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made or proposed to be made by the Company or such subsidiary.

                  (q) The Company and each of its subsidiaries maintains reasonably adequate insurance against such losses and risks in such amounts as are prudent and customary in the business in which they are engaged.

                  (r) Arthur Andersen LLP are independent public accountants with respect to the Company as required by the Securities Act.

                  (s) The financial statements, together with related schedules and notes forming part of the Registration Statement and the Prospectus (or, if the Prospectus is not yet in existence, the most recent Preliminary Prospectus)(and any amendment or supplement thereto), present fairly the consolidated financial position, results of operations and changes in financial position of the Company and its subsidiaries on the basis stated in the Registration Statement at the respective dates or for the respective periods to which they apply; such statements and




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         related schedules and notes have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not yet in existence, the most recent Preliminary Prospectus)(and any amendment or supplement thereto) is, to the Company's knowledge, in all material respects, accurately presented and prepared on a basis reasonably consistent with the books and records of the Company.

                  (t) Neither the Company nor any Guarantor is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  (u) No holder of any security of the Company who has any right to require registration of shares of Common Stock or any other security of the Company has the right to have such securities included in the Registration Statement or such holder has validly and irrevocably waived such right.

                  (v) Neither the Company nor any of its affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida).

                  (w) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus and all of the outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and nonassessable.

                  (x) There are no outstanding subscriptions, rights, warrants, options, calls, convertible securities, commitments of sale or liens related to or entitling any person to purchase or otherwise to acquire any shares of the capital stock of, or other ownership interest in, the Company or any subsidiary thereof except as otherwise disclosed in the Registration Statement.

                  (y) Except as disclosed in the Prospectus, there are no business relationships or related party transactions required to be disclosed therein by Item 404 of Regulation S-K of the Commission.

                  (z) There is (i) no significant unfair labor practice complaint pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, before the National Labor Relations Board or any state or local labor relations board, and no significant grievance or arbitration proceeding arising out of or under any collective bargaining agreement




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



         is pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against any of them, and (ii) no significant strike, labor dispute, slowdown or stoppage pending against the Company or any of its subsidiaries or, to the best knowledge of the Company, threatened against it or any of its subsidiaries except for such actions specified in clause (i) or (ii) above, which, singly or in the aggregate, could not reasonably be expected to have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole.

                  (aa) The Company and each of its subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and
         (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (bb) All material tax returns required to be filed by the Company and each of its subsidiaries in any jurisdiction have been filed, other than those filings being contested in good faith, and all material taxes, including withholding taxes, penalties and interest, assessments, fees and other charges due pursuant to such returns or pursuant to any assessment received by the Company or any of its subsidiaries have been paid, other than those being contested in good faith and for which adequate reserves have been provided.

                  (cc) The Company and its subsidiaries own or possess, or can acquire on reasonable terms, all material patents, patent applications, trademarks, service marks, trade names, licenses, copyrights and proprietary or other confidential information currently employed by them in connection with their respective businesses, and neither the Company nor any such subsidiary has received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in any material adverse change in the business prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (dd) No subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distribution on such subsidiary's capital stock, from repaying to the Company any loan or advances to such subsidiary from the Company or from transferring any of such subsidiary's property or assets to the Company or any other subsidiary of the Company except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

                  (ee) Immediately after each subsidiary of the Company has entered into the Guarantees to which it is a party, (a) the fair value of the assets of such subsidiary will exceed the debts and liabilities, subordinated, contingent or otherwise, of such subsidiary, (b) the present fair saleable value of the property of such subsidiary will be greater than the amount that will be required to pay the probable liabilities of such subsidiary on its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) such subsidiary will be able to pay its debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, and (d) such subsidiary will not have an unreasonably small capital with which to conduct the business in which it is engaged as such business is conducted and is proposed to be conducted following the Closing Date.

                  (ff) Neither the Company nor any of its subsidiaries intends, or intends to permit any of its subsidiaries, to incur debts beyond its ability to pay such debts as they mature, taking into account the timing and the amounts of cash to be received by the Company or any of its subsidiaries and the timing and the amounts of cash to be payable on or in respect of the Company's indebtedness or the indebtedness of each subsidiary.

                  7. Indemnification. (a) Each of the Company and its subsidiaries party hereto jointly and severally agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriters furnished in writing to the Company by or on behalf of any Underwriter through you expressly for use therein; provided, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages and liabilities and judgments purchased Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Securities to such person, and if the Prospectus (as so amended and supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or judgment.

                  (b) In case any action shall be brought against any Underwriter or any person controlling such Underwriter, based upon any preliminary prospectus, the Registration Statement or the Prospectus or any amendment or supplement thereto and with respect to which indemnity may be sought against the Company and the Company's subsidiaries party hereto, such Underwriter shall promptly notify the Company in writing and the Company shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses. Any Underwriter or any such controlling person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter or such controlling person unless (i) the employment of such counsel shall have been specifically authorized in writing by the Company, (ii) the Company shall have failed to assume the defense and employ counsel or (iii) the named parties to any such action (including any impleaded parties) include both such Underwriter or such controlling person and the Company and such Underwriter or such controlling person shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter or such controlling person, it being understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all such Underwriters and controlling persons, which firm shall be designated in writing by Donaldson, Lufkin & Jenrette Securities Corporation and that all such fees and expenses shall be reimbursed as they are incurred). The Company and the Company's subsidiaries party hereto shall not be liable for any settlement of any such action effected without the

Company's written consent, but if settled with the written consent of the Company, the Company and the Company's subsidiaries party hereto jointly and severally agree to indemnify and hold harmless any Underwriter and any such controlling person from and against any loss or liability by reason of such settlement. Notwithstanding the immediately preceding sentence, if in any case where the fees and expenses of counsel are at the expense of the indemnifying party and an indemnified party shall have requested the indemnifying party to reimburse the indemnified party for such fees and expenses of counsel as incurred, such indemnifying party agrees that it shall be liable for any settlement of any action effected without its written consent if (i) such settlement is entered into more than 20 business days after the receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall have failed to reimburse the indemnified party in accordance with such request for reimbursement prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  (c) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the Company's subsidiaries party hereto, the Company's directors, its officers who sign the Registration Statement and any person controlling the Company or any of the Company's subsidiaries party hereto within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company and such subsidiaries to each Underwriter, but only with reference to information relating to such Underwriter furnished in writing by or on behalf of such Underwriter expressly for use in the Registration Statement, the Prospectus or any Preliminary Prospectus, as amended or supplemented. In case any action shall be brought against the Company or any of the Company's subsidiaries party hereto, any of the Company's directors, any such officer or any person controlling the Company or any of the Company's subsidiaries party hereto based on the Registration Statement, the Prospectus or any preliminary prospectus and in respect of which indemnity may be sought against any Underwriter, the Underwriter shall have the rights and duties given to the Company and such subsidiaries (except that if the Company shall have assumed the defense thereof, such Underwriter shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof but the fees and expenses of such counsel shall be at the expense of such Underwriter), and the Company and such subsidiaries, the Company's directors, any such officers and any person controlling the Company or such subsidiaries shall have the rights and duties given to the Underwriter, by Section 7(b) hereof.

                  (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to herein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities and judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities and the related Guarantees or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company, and the total underwriting discounts and commissions received by the Underwriters, bear to the total price to the public of the Securities, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company, the Company's subsidiaries party hereto and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities and the related Guarantees underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7(d) are several in proportion to the respective principal amount of Securities and related Guarantees purchased by each of the Underwriters hereunder and not joint.

                  8. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase the Securities under this Agreement are subject to the satisfaction of each of the following conditions:

                  (a) All the representations and warranties of the Company contained in this Agreement shall be true and correct on the Closing Date with the same force and effect as if made on and as of the Closing Date.

                  (b) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Securities Act within the applicable time period prescribed for such filing under the Securities Act; and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been commenced or shall be pending before or contemplated by the Commission.

                  (c) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there shall not have been any downgrading, nor shall any notice have been given of any intended or potential downgrading in the rating accorded any of the Company's securities by any "nationally recognized statistical rating organization," as such term is defined for purposes of Rule 436(g) (2) under the Securities Act.

                  (d) (i) Since the date of the latest balance sheet included in the Registration Statement and the Prospectus, there shall not have been any material adverse change, or any development involving a prospective material adverse change, in the business prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business, except as otherwise described in or contemplated by the Prospectus, (ii) since the date of the latest balance sheet included in the Registration Statement and the Prospectus there shall not have been any material change, or any development involving a prospective material adverse change, in the capital stock or in the long-term debt of the Company from that set forth in the Registration Statement and Prospectus, except as otherwise described in or contemplated by the Prospectus, (iii) the Company and its subsidiaries shall have no liability or obligation, direct or contingent, which is material to the Company and its subsidiaries, taken as a whole, other than those reflected in the Registration Statement and the Prospectus and (iv) on the Closing Date you shall have received a certificate dated the Closing Date, signed by C. Richard Reese, in his capacity as Chairman of the Board and Chief Executive Officer, and by Eugene B. Doggett, in his capacity as Executive Vice President and Chief Financial Officer of the Company, confirming the matters set forth in paragraphs (a), (b), (c) and (d) of this Section 8.

                  (e) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Sullivan & Worcester LLP, counsel for the Company, to the effect that:

                           (i) each of the Company and its subsidiaries listed
                  on Exhibit 21 to the Registration Statement has been duly incorporated or formed, is validly existing as a corporation or limited liability company in good standing under the laws of its jurisdiction of incorporation or formation and has the corporate or limited liability company power and authority required to carry on its business as it is currently being conducted and to own, lease and operate its properties;

                           (ii) each of the Company and its subsidiaries is duly
                  qualified and is in good standing as a foreign corporation or limited liability company authorized to do business in each jurisdiction in which the nature of its business or its ownership or leasing of property requires such qualification, except where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                           (iii) all of the outstanding shares of capital stock
                  of, or other ownership interests in, each of the Company's subsidiaries have been duly and validly authorized and issued and are fully paid and non-assessable, and except as set forth in the Prospectus are owned beneficially by the Company, free and clear of any perfected security interest, or, to the knowledge of such counsel, any other security interest, claim, lien, encumbrance or adverse interest of any nature;

                           (iv) the Securities have been duly authorized by all
                  necessary corporate action and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of this

                  Agreement, will be entitled to the benefits of the Indenture and will be valid and binding obligations of the Company enforceable in accordance with their terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (v) this Agreement has been duly authorized, executed
                  and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and the Guarantors enforceable in accordance with its terms except (A) as rights to indemnity and contribution hereunder may be limited by applicable law, (B) enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (C) the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (vi) the Indenture has been duly qualified under the
                  Trust Indenture Act and has been duly authorized, executed and delivered by the Company and the Guarantors and is a valid and binding agreement of the Company and the Guarantors, enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (vii) the Registration Statement has become effective
                  under the Securities Act, no stop order suspending its effectiveness has been issued and, to the knowledge of such counsel, no proceedings for that purpose are pending before or contemplated by the Commission;

                           (viii) the statements under the captions "Management
                  - Executive Compensation - Compensation Committee Interlocks and Insider Participation" in the fourth, sixth and seventh paragraphs thereunder, "Management-Stock Option Information," "Certain Transactions," "Description of the Notes," "Description of New Credit Facility" and "Underwriting" in the Prospectus, as amended or supplemented, and Items 14 and 15 of
                  Part II of the Registration Statement, insofar as such statements constitute a summary of legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings;

                           (ix) to such counsel's knowledge, neither the Company
                  nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in the Credit Agreement between the Company and The Chase Manhattan Bank, N.A., as Agent, as amended as of ___________ __, 199_, the Note Purchase Agreement between the Company and Chrysler Capital Corporation, dated as of December 14, 1990, as amended, and the Subordinated Term Note between the Company and Schooner Capital Corporation dated February 11, 1991 except as such defaults would not, singly or in the aggregate, result in a material adverse change in the business prospects, financial condition or results of operations of the Company or any of its subsidiaries, taken as a whole;

                           (x) the execution, delivery and performance of this
                  Agreement, the Indenture and the Securities and compliance by the Company with all the provisions hereof and thereof and the consummation of the transactions contemplated hereby and thereby do not (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states and except as have been obtained under the Securities Act and the Trust Indenture Act), and (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound, or violate or conflict with any laws, administrative regulations or rulings or, to such counsel's knowledge, court decrees applicable to the Company or any of its subsidiaries or their respective properties;

                           (xi) such counsel does not know (A) of any legal or
                  governmental proceeding pending or threatened to which the Company or any of its subsidiaries is a party or to which any of their respective property is subject which is required to be described in the Registration Statement or the Prospectus and is not so described, or

                  (B) of any contract or other document which is required to be described in the Registration Statement or the Prospectus or is required to be filed as an exhibit to the Registration Statement which is not described or filed as required;

                           (xii) to such counsel's knowledge, (A) neither the
                  Company nor any of its subsidiaries is in violation of any federal or state law or regulation relating to the storage, handling or transportation of hazardous or toxic materials,
                  (B) the Company and its subsidiaries have received all permits, licenses or other approvals required of them under applicable federal and state environmental laws and regulations to conduct their respective businesses as described in the Prospectus and (C) the Company and each of its subsidiaries is in compliance with all terms and conditions of any such permit, license or approval, except any such violation of law or regulation, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals as would not, singly or in the aggregate, result in a material adverse change in the business prospects, financial condition or results of operations of the Company and its subsidiaries, taken as a whole;

                           (xiii) neither the Company nor any Guarantor is an
                  "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended;

                           (xiv) to such counsel's knowledge, no holder of any
                  security of the Company has any right to require registration of shares of Common Stock or any other security of the Company in connection with the Registration Statement;

                           (xv) each of the Guarantees has been duly authorized
                  and, when executed, and when the Security upon which such Guarantee is noted shall have been authenticated in accordance with the provisions of the Indenture and delivered and paid for by the Underwriters in accordance with the terms of this Agreement, will be entitled to the benefits of the Indenture and will be a valid and binding agreement of such Guarantor enforceable in accordance with its terms except as (A) the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent conveyance, voidable preference, moratorium or similar laws affecting creditors' rights generally and (B) rights of acceleration and the availability of equitable remedies may be limited by equitable principles of general applicability;

                           (xvi) the execution, delivery and performance of each
                  of the Guarantees and compliance by each subsidiary of the Company which is a party to such Guarantee with all the provisions thereof and the consummation of the transactions contemplated thereby do not (A) require any consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body (except as such may be required under the securities or Blue Sky laws of the various states and except as have been obtained under the Securities Act and the Trust Indenture Act), and (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, the charter or by-laws or comparable organizational documents of the Company or any of its subsidiaries or any agreement, indenture or other instrument known to such counsel to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or their respective properties is bound, or violate or conflict with any laws, administrative regulations or rulings or, to such counsel's knowledge, court decrees applicable to the Company or any of its subsidiaries or their respective properties.

                           (xvii) (A) the Registration Statement (including any
                  Registration Statement filed under 462(b) of the Securities Act, if any) and the Prospectus and any supplement or amendment thereto (except for financial statements as to which no opinion need be expressed) comply as to form in all material respects with the Securities Act and the Trust Indenture Act, and (B) such counsel believes that (except for financial statements, as aforesaid and except for that part of the Registration Statement that constitutes the Form T-1) the Registration Statement at the time it became effective and at the date of such opinion did not contain and does not contain any untrue statement of a material fact or omit and does not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that the Prospectus, as amended or supplemented, if applicable (except for financial statements, as aforesaid), as of its date and at the date of such opinion, did not and does not contain any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

         In giving such opinion with respect to the matters covered by clause
         (xvii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified. In giving such opinion with respect to the matters covered by clauses (v), (vi), (xv) and (xvi) relating to Guarantees of Guarantors organized under the laws of the states of California, Florida, Maryland and Ohio, if any, such counsel may rely on the opinion of local counsel satisfactory to the Underwriters.

                  (f) You shall have received on the Closing Date an opinion (satisfactory to you and counsel for the Underwriters), dated the Closing Date, of Garry B. Watzke, Esq., general counsel for the Company, as to the matters referred to in clauses (viii), (x)(B), (xi),
         (xii), (xiv), (xvi)(B) and (xvii)(B) of the foregoing paragraph (e) and as to the following additional matters:

                                  (i) to such counsel's knowledge, neither the
                  Company nor any of its subsidiaries is in violation of its respective charter or by-laws or comparable organizational documents and, to such counsel's knowledge, neither the Company nor any of its subsidiaries is in default in the performance of any obligation, agreement or condition contained in any bond, debenture, note or other evidence of indebtedness or in any other agreement, indenture or instrument material to the conduct of the business of the Company and its subsidiaries, taken as a whole, to which the Company or any of its subsidiaries is a party or by which it or any of its subsidiaries or their respective properties are bound;

                                 (ii) all leases to which the Company or any of
                  its subsidiaries is a party relating to real property in Massachusetts or California are valid and binding and no default has occurred or is continuing thereunder, which might result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and its subsidiaries taken as a whole, and the Company and its subsidiaries enjoy peaceful and undisturbed possession under all such leases to which any of them is a party as lessee with such exceptions as do not materially interfere with the use made by the Company or such subsidiary; and


                                (iii) to such counsel's knowledge, the Company
                  and each of its subsidiaries has such permits, licenses, franchises and authorizations of governmental or regulatory authorities ("permits"), including, without limitation, under any applicable Environmental Laws, as are necessary to own, lease and operate its respective properties and to conduct its respective business in the manner described in the Prospectus; to such counsel's knowledge without having conducted any independent investigation, the Company and each of its subsidiaries has fulfilled and performed all of its material obligations with respect to such permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any such permit, except in each case as would not, singly or in the aggregate, have a material adverse effect (financial or otherwise) on the Company and its subsidiaries, taken as a whole and, except as described in the Prospectus, such permits contain no restrictions that materially interfere with the business or operations of the Company or any of its subsidiaries as currently conducted;

         In giving such opinion with respect to the matters covered by clause
         (xvii)(B) of the foregoing paragraph (e) such counsel may state that his opinion and belief are based upon his participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (g) The opinions of Sullivan & Worcester LLP and Garry B. Watzke described in paragraphs (e) and (f) above, respectively, shall be rendered to you at the request of the Company and shall so state therein.

                  (h) You shall have received on the Closing Date an opinion, dated the Closing Date, of Jones, Day, Reavis & Pogue, counsel for the Underwriters, as to the matters referred to in clauses (iv), (v), (vi),
         (viii) (but only with respect to the statements under the caption "Description of Securities" and "Underwriting") and (xvii) of the foregoing paragraph (e). In giving such opinion with respect to the matters covered by clause (xvii) such counsel may state that their opinion and belief are based upon their participation in the preparation of the Registration Statement and Prospectus and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

                  (i) You shall have received a letter or letters on and as of the date of this Agreement (each, an "initial letter"), in form and substance satisfactory to you, from Arthur Andersen LLP, Wolpoff & Company, LLP, Morrison and
         Smith, Geo. S. Olive & Co. LLC, Robert F. Gayton, CPA,
         Perles, Roth, Jonas & Hartney, CPAs, PA and Rothstein Kass & Company, P.C., each independent public accountants, with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus and a letter or letters on and as of the Closing
         Date, in form and substance satisfactory to you, from Arthur Andersen LLP, Wolpoff & Company, LLP, Morrison and Smith,
         Geo. S. Olive & Co. LLC, Robert F. Gayton, CPA, Perles,
         Roth, Jonas & Hartney, CPAs, PA and Rothstein Kass &
         Company, P.C. confirming the information contained in the initial letter or letters provided by such accountants.

                  (j) The Company shall not have failed at or prior to the Closing Date to perform or comply with any of the agreements herein contained and required to be performed or complied with by the Company at or prior to the Closing Date.

                  9. Termination. This Agreement may be terminated at any time prior to the Closing Date by you by written notice to the Company if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or development involving a prospective material adverse change in the business prospects, financial condition or results of operations of the Company or any of its subsidiaries, taken as a whole, whether or not arising in the ordinary course of business, which would, in your judgment, make it impracticable to market the Securities and the related Guarantees on the terms and in the manner contemplated in the Prospectus, (ii) any outbreak or escalation of hostilities or other national or international calamity or crisis involving the United States or change in economic conditions or in the financial markets of the United States that, in your judgment, is material and adverse and would, in your judgment, make it impracticable to market the Securities and the related Guarantees on the terms and in the manner contemplated in the Prospectus, (iii) the suspension or material limitation of trading in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market System or limitation on prices for securities on any such exchange or National Market System, (iv) the enactment, publication, decree or other promulgation of any federal or state statute, regulation, rule or order of any court or other governmental authority which in your opinion materially and adversely affects, or will materially and adversely affect, the business or operations of the Company or any subsidiary, or (v) the declaration of a banking moratorium by either federal or New York State authorities.

                  If on the Closing Date any one or more of the Underwriters shall fail or refuse to purchase the Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities and related Guarantees which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the total principal amount of Securities and related Guarantees to be purchased on such date by all Underwriters, each non-defaulting Underwriter shall be obligated severally, in the proportion which the principal amount of Securities and related Guarantees set forth opposite its name in Schedule I bears to the total principal amount of Securities and related Guarantees which all the non-defaulting Underwriters, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Securities and the related Guarantees which such defaulting Underwriter or Underwriters, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities and related Guarantees which any Underwriter has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 9 by an amount in excess of one-ninth of such principal amount of Securities and related Guarantees without the written consent of such Underwriter. If on the Closing Date any Underwriter or Underwriters shall fail or refuse to purchase Securities and related Guarantees and the aggregate principal amount of Securities and related Guarantees with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities and related Guarantees to be purchased on such date by all Underwriters and arrangements satisfactory to you and the Company for purchase of such Securities and related Guarantees are not made within 48 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter and the Company. In any such case which does not result in termination of this Agreement, either you or the Company shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement and the Prospectus or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of any such Underwriter under this Agreement.

                  10. Miscellaneous. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, to Iron Mountain Incorporated, 745 Atlantic Avenue, Boston, Massachusetts 02111, and (b) if to any Underwriter or to you, to you c/o Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attention:
Syndicate Department, or in any case to such other address as the person to be notified may have requested in writing.

                  The respective indemnities, contribution agreements, representations, warranties and other statements of the Company, its officers and directors and of the several Underwriters set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive delivery of and payment for the Securities and the related Guarantees, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter or by or on behalf of the Company, the officers or directors of the Company or any controlling person of the Company, (ii) acceptance of the Securities and the related Guarantees and payment for them hereunder and (iii) termination of this Agreement.

                  If this Agreement shall be terminated by the Underwriters because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, the Company agrees to reimburse the several Underwriters for all out-of-pocket expenses (including the fees and disbursements of counsel) reasonably incurred by them.

                  Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Securities from any of the several Underwriters merely because of such purchase.

                  This Agreement shall be governed and construed in accordance with the laws of the State of New York.

                  This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

                  Please confirm that the foregoing correctly sets forth the agreement between the Company and the several Underwriters.


                                   Very truly yours,


                                   IRON MOUNTAIN INCORPORATED



                                   By: _________________________________
                                       Title:


                                   IRON MOUNTAIN RECORDS MANAGEMENT, INC.
                                   METRO BUSINESS ARCHIVES, INC.
                                   CRITERION ATLANTIC PROPERTY, INC.
                                   CRITERION PROPERTY, INC.
                                   HOLLYWOOD PROPERTY, INC.
                                   IM SAN DIEGO, INC.
                                   IRON MOUNTAIN INFORMATION PARTNERS, INC.
                                   IRON MOUNTAIN DATA PROTECTION SERVICES,
                                     INC.
                                   IRON MOUNTAIN RECORDS MANAGEMENT OF
                                     MARYLAND, INC.
                                   IRON MOUNTAIN RECORDS MANAGEMENT OF
                                     OHIO, INC.
                                   IRON MOUNTAIN WILMINGTON, INC.
                                   DATA STORAGE SYSTEMS, INC.
                                   IRON MOUNTAIN RECORDS MANAGEMENT OF
                                     MISSOURI LLC
                                   IRON MOUNTAIN RECORDS MANAGEMENT OF
                                     BOSTON, INC.
                                   DATA ARCHIVE SERVICES, INC.
                                   DATA ARCHIVE SERVICES OF MIAMI, INC.


                                   By______________________________________
                                     C. Richard Reese
                                     Chairman of the Board of Directors and
                                       Chief Executive Officer

DONALDSON, LUFKIN & JENRETTE
 SECURITIES CORPORATION
BEAR, STEARNS & CO. INC.
PRUDENTIAL SECURITIES INCORPORATED

Acting severally on behalf of
 themselves
By DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION



   By________________________

                                   SCHEDULE I







                                                            Principal Amount of
                                                                 Securities
      Underwriter                                             to be Purchased
      -----------                                             ---------------

Donaldson, Lufkin & Jenrette                                   $
 Securities Corporation

Bear, Stearns & Co. Inc.

Prudential Securities Incorporated
                                                               ------------
                                 Total                         $150,000,000